====================================================================


         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): June 9, 1998



                    STEWART ENTERPRISES, INC.
      (Exact name of registrant as specified in its charter)

         LOUISIANA               0-19508           72-0693290
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)



                 110 Veterans Memorial Boulevard
                    Metairie, Louisiana  70005
       (Address of principal executive offices) (Zip Code)



                          (504) 837-5880
       (Registrant's telephone number, including area code)


                          Not Applicable
  (Former name or former address, if changed since last report)


====================================================================


Item 5.  Other Events

    On June 9, 1998, the Company issued the following press release.


CONTACT:  Kenneth C. Budde
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana 70005
          504/837-5880

                                          FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS SECOND QUARTER FISCAL YEAR 1998 RESULTS - EARNINGS INCREASE 40 PERCENT, EARNINGS PER SHARE INCREASE 25 PERCENT BEFORE EFFECT OF STOCK OPTION CHARGE

Metairie, Louisiana, June 9, 1998. . . Stewart Enterprises, Inc. (Nasdaq
NMS: STEI) today announced that earnings increased 40 percent, and earnings per share increased 25 percent for the second quarter ended April 30, 1998, compared to the corresponding period in fiscal year 1997, before giving effect to the previously announced non-recurring, non-cash charge recorded during the current quarter in connection with the vesting of the Company's performance-based stock options.

Earnings for the second quarter increased 40 percent to $24.3 million, and earnings per share increased 25 percent to $.25, from $17.3 million and $.20, respectively, reported for the second quarter of fiscal year 1997, before giving effect to the $76.8 million ($50.3 million, or $.51 per share, after-tax) non-recurring, non-cash charge required by generally accepted accounting principles in connection with the vesting of the Company's performance-based stock options, which was recorded during the current quarter. Including the effect of the stock option charge, the Company reported a loss of $26.0 million, or $.27 per share (basic and diluted), for the quarter.


Second quarter 1998 per-share performance reflects a 14 percent increase in the weighted average number of diluted shares outstanding, from 85.2 million to 97.5 million, and a 16 percent increase in the weighted average number of basic shares outstanding, from 84.3 million to 97.5 million, due principally to the Company's June 1997 equity offering. All share and per-share information presented reflects the Company's two-for-one stock split effective April 24, 1998.

For the quarter, revenues increased 21 percent to $154.6 million, from $128.1 million for the comparable period last fiscal year, while gross profit expanded 27 percent to $49.5 million, from $38.9 million reported last year.

For the six months ended April 30, 1998, earnings increased 43 percent to $46.2 million, and earnings per share increased 24 percent to $.47, from $32.3 million and $.38, respectively, reported for the first half of fiscal year 1997, before giving effect to the stock option charge recorded during the second quarter of fiscal year 1998, and the $2.3 million, or $.03 per share (diluted) ($.02 per share basic) charge for the cumulative effect of the change in accounting principles recorded in fiscal year 1997. Including the effect of the stock option charge, the Company reported a loss of $4.1 million, or $.04 per share (basic and diluted), for the first six months of this fiscal year.

Year to date fiscal 1998 per-share performance reflects a 15 percent increase in the weighted average number of diluted shares outstanding, from 85.0 million to 97.5 million, and a 16 percent increase in the weighted average number of basic shares outstanding, from 84.0 million to
97.5 million, due principally to the Company's June 1997 equity offering. All share and per-share information presented reflects the Company's two-for-one stock split effective April 24, 1998.

For the six months ended April 30, 1998, revenues increased 21 percent to $303.9 million, from $250.8 million for the comparable period last fiscal year, while gross profit expanded 29 percent to $95.7 million, from $74.2 million reported last year.

Joseph P. Henican, III, Chief Executive Officer, commented, "The second quarter of fiscal year 1998 has been an especially exciting one for the Company. In addition to posting 20%+ increases in revenue, gross profit, earnings and earnings per share (excluding the performance-based stock option charge), we completed a $200 million public debt offering, effected a two-for-one stock split, entered South America, and achieved the stock price performance objective for performance-based stock options granted under the Company's 1995 Incentive Compensation Plan."

Mr. Henican continued, "In April we completed a $200 million offering of 6.40% Remarketable or Redeemable Securities (ROARS) due May 1, 2013. Including the remarketing payment by NationsBanc Montgomery Securities LLC for the right to remarket the securities after five years, the offering generated net proceeds to the Company of approximately $203.6 million, which was used to reduce the balances outstanding on our existing credit facilities. As a result, the credit facilities are again available to fuel our ongoing business expansion program. The net effective rate to the Company, assuming the securities are redeemed by the Company after five years, is 5.77%. If the securities are remarketed after five years, the net effective rate is expected to be approximately 6.14% over 15 years."

"In March, we announced a two-for-one stock split effected in the form of a 100% stock dividend paid on April 24, 1998. Our Board of Directors confirmed their intention to maintain the policy of paying a quarterly cash dividend of $.02 per share on the increased number of outstanding shares, beginning with the third quarter of the Company's 1998 fiscal year. This commitment effectively will double the dividend paid to shareholders."

"As reported in April of this year, the Company achieved the stock price performance objective for performance-based options granted under the Company's 1995 Incentive Compensation Plan, designed to reward management only in the event of significant enhancement to shareholder value. The options became exercisable only if the average of the closing sale prices of a share of the Company's Class A Common Stock equaled or exceeded $26.44 (split-adjusted) for 20 consecutive trading days. This target represented a five-year 20 percent annual compounded growth in the price of a share of the Company's stock from the Plan's inception, and we are very pleased to have been able to achieve that target nearly 2 1/2 years ahead of schedule."

"Once the stock price objective was achieved, the Company was required to record a non-recurring, non-cash charge to earnings of approximately $76.8 million ($50.3 million, or $.51 per share, after-tax). We firmly believe that this Plan, the second of its kind for the Company, has been a significant factor in our continued success as it aligns management's compensation with our goal of enhancing shareholder value. We are in the process of developing a new plan, which we expect to implement in the near future."

William E. Rowe, President and Chief Operating Officer, commented, "Our operating results during the second quarter and first six months of this fiscal year reflect our firm commitment to improve the performance of our core businesses, to assimilate new businesses efficiently and to control costs. For the quarter, our gross margin expanded 180 basis points, to 32.1%, and our operating margin (excluding the stock option charge) expanded 160 basis points, to 29.4%, from 30.3% and 27.8%, respectively, for the second quarter of fiscal year 1997. For the year to date period, our gross margin increased 190 basis points, to 31.5%, and our operating margin (excluding the stock option charge) increased 200 basis points, to 28.8%, from 29.6% and 26.8%, respectively, reported for the comparable period last fiscal year."

Mr. Rowe continued, "Thus far in fiscal year 1998, we have acquired or committed to acquire 143 businesses for an aggregate purchase price of approximately $173 million. These businesses are expected to generate annualized revenues of approximately $85 million and serve more than 32,000 families worldwide."

"During the second quarter, we entered South America with the acquisition in Argentina of 18 funeral homes, collectively known as Cocheria Parana, S.A. These firms are located in Buenos Aires and perform more than 6,400 services annually. Additionally, we entered Nevada, bringing the total number of states in which we operate to 26. Shortly after the close of the quarter, we made our entry into France and Belgium with strategic acquisitions in those countries, expanding our European presence to a total of 63 businesses serving more than 16,000 families annually. Our acquisition pipeline remains full, and we are on track with our estimate of total acquisition spending of $200-$225 million for fiscal year 1998."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 492 funeral homes and 133 cemeteries in North America, South America, Europe and the Pacific Rim.

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended January 31, 1998. The Company assumes no obligation to update information contained herein.


                               ###



                 STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF EARNINGS
                                (Unaudited)
              (Dollars in thousands, except per share amounts)


                                         Three Months Ended April 30,
                                         ----------------------------
                                            1998              1997
Revenues:                                ---------         ---------
   Funeral                               $  91,752         $  69,613
   Cemetery                                 62,826            58,509
                                         ---------         ---------
      Total revenues                       154,578           128,122
                                         ---------         ---------
Costs and expenses:
   Funeral                                  61,209            47,370
   Cemetery                                 43,823            41,892
                                         ---------         ---------
      Total costs and expenses             105,032            89,262
                                         ---------         ---------
   Gross profit                             49,546            38,860
Corporate general and administrative
   expenses                                  4,144             3,181
                                         ---------         ---------
   Operating earnings before performance-
      based stock options                   45,402            35,679
Performance-based stock options             76,762                --
                                         ---------         ---------
   Operating earnings (loss)               (31,360)           35,679
Interest expense                           (10,081)          (10,071)
Investment and other income                  1,676               781
                                         ---------         ---------
   Earnings (loss) before income taxes     (39,765)           26,389
Income taxes                               (13,719)            9,121
                                         ---------         ---------
   Net earnings (loss)                   $ (26,046)        $  17,268
                                         =========         =========
Earnings (loss) per share:
   Basic                                 $   (0.27)        $    0.20 (a)
                                         =========         =========
   Diluted                               $   (0.27)        $    0.20 (a)
                                         =========         =========

Weighted average shares outstanding (in thousands):
   Basic                                    97,547            84,323 (a)
                                         =========         =========
   Diluted                                  97,547            85,213 (a)
                                         =========         =========

Dividends per share                      $    0.01         $    0.01 (a)
                                         =========         =========

(a) Restated to reflect the Company's two-for-one stock split effective April 24, 1998.



                STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS
                              (Unaudited)
             (Dollars in thousands, except per share amounts)


                                          Six Months Ended April 30,
                                          --------------------------
                                            1998              1997
Revenues:                                ----------        ----------
   Funeral                               $ 178,670         $ 136,189
   Cemetery                                125,217           114,645
                                          --------          --------
      Total revenues                       303,887           250,834
                                          --------          --------

Costs and expenses:
   Funeral                                 120,070            93,775
   Cemetery                                 88,154            82,902
                                          --------          --------
      Total costs and expenses             208,224           176,677
                                          --------          --------
   Gross profit                             95,663            74,157
Corporate general and administrative
      expenses                               8,168             7,036
                                          --------          --------
   Operating earnings before performance-
         based stock options                87,495            67,121
Performance-based stock options             76,762                --
                                          --------          --------
   Operating earnings                       10,733            67,121
Interest expense                           (20,027)          (19,033)
Investment and other income                  3,034             1,566
                                          --------          --------
   Earnings (loss) before income taxes
      and cumulative effect of change in
      accounting principles                 (6,260)           49,654
Income taxes                                (2,160)           17,379
                                          --------          --------
   Earnings (loss) before cumulative
      effect of change in accounting
      principles                            (4,100)           32,275
Cumulative effect of change in
      accounting principles, net of a
      $2,230 income tax benefit                 --            (2,324)
                                          --------          --------
   Net earnings (loss)                    $ (4,100)         $ 29,951
                                          ========          ========

Basic earnings (loss) per share:
   Earnings (loss) before cumulative
      effect of change in accounting
      principles                          $  (0.04)         $   0.38 (a)
   Cumulative effect of change in
      accounting principles                     --             (0.02)(a)
                                          --------          --------
   Net earnings (loss)                    $  (0.04)         $   0.36 (a)
                                          ========          ========

Diluted earnings (loss) per share:
   Earnings (loss) before cumulative
      effect of change in accounting
      principles                          $  (0.04)         $   0.38 (a)
   Cumulative effect of change in
      accounting principles                     --             (0.03)(a)
                                          --------          --------
   Net earnings (loss)                    $  (0.04)         $   0.35 (a)
                                          ========          ========

Weighted average shares outstanding (in thousands):
   Basic                                    97,473            84,009 (a)
                                          ========          ========
   Diluted                                  97,473            85,003 (a)
                                          ========          ========

Dividends per common share                $   0.02          $   0.02 (a)
                                          ========          ========

(a) Restated to reflect the Company's two-for-one stock split effective April 24, 1998.



                           SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STEWART ENTERPRISES, INC.




June 9, 1998                       /s/  KENNETH C. BUDDE
                                   ---------------------
                                   Kenneth C. Budde
                                   Executive Vice President
                                   President-Corporate Division
                                   Chief Financial Officer